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                                                         Kost Forer & Gabbay
                                                         3 Aminadav St.
                                                         Tel-Aviv 61575, Israel


Exhibit 14.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration  Statements on:
(a) Form S-8 (333-94995)  pertaining to the 1996 CSI Stock Option Plan, the 1999
Section 3(i) Share Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Non-Employee Directors Stock Option Plan of Commtouch Software Ltd.; (b) Form F-3 (333-89773) pertaining to the resale of 2,052,051 ordinary shares of Commtouch Software Ltd. by Vulcan Ventures Incorporated, InfoSpace (formerly "Go2Net, Inc.") and Microsoft Corporation and a warrant exercisable for 1,136,000 ordinary shares of Commtouch Software Ltd. by InfoSpace; (c) Form F-3 (333-46192) pertaining to the sale by Commtouch Software Ltd. of 4,000,000 of its ordinary shares; (d) Form S-8 (333-65532) pertaining to the 1999 Employee Stock Purchase Plan, the 1999 Non-Employee Directors Stock Option Plan and the Wingra Technologies, LLC 1998 Unit Option Plan; (e) Form F-3 (333-68248) pertaining to the resale of 1,406,612 ordinary shares of Commtouch Software Ltd. by investors in Wingra; (f) Form F-3 (333-88248) pertaining to the sale by Commtouch Software Ltd. of 7,095,886 of its ordinary shares (g) Form F-3 (333-109837) pertaining to the sale by Commtouch Software Ltd. of 8,793,564 of its ordinary shares (h) Form F-3 (333-111731) pertaining to the sale by Commtouch Software Ltd. Of 11,345,358 of its ordinary shares (i) Form F-3 (333-111734) pertaining to the sale by Commtouch Software Ltd. of 4,162,479 of its ordinary shares, of our report dated February 20, 2004 with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in this Annual Report on Form 20-F for the year ended December 31, 2003.






Tel-Aviv, Israel                             KOST FORER GABBAY & KASIERER
June 18, 2004                                A Member of Ernst & Young Global